Exhibit 99.1

LANDBRIDGE ANNOUNCES PRICING OF INITIAL PUBLIC OFFERING

AND CONCURRENT PRIVATE PLACEMENT

Houston, TX, June 27, 2024 – LandBridge Company LLC (“LandBridge”) today priced its initial public offering of 14,500,000 Class A shares representing limited liability company interests (“Class A shares”) at a price to the public of $17.00 per Class A share. In addition, LandBridge granted the underwriters a 30-day option to purchase up to an additional 2,175,000 Class A shares at the public offering price, less underwriting discounts and commissions. The Class A shares are expected to begin trading on the New York Stock Exchange (“NYSE”) under the ticker symbol “LB” on June 28, 2024. The offering is expected to close on July 1, 2024, subject to the satisfaction of customary closing conditions. In addition to the Class A shares sold in the offering, LandBridge agreed to sell 750,000 Class A shares at a price of $17.00 per Class A share in a concurrent private placement to an accredited investor (the “concurrent private placement”). The sale of the Class A shares in the concurrent private placement will be exempt from the registration requirements of the Securities Act of 1933, as amended, pursuant to Section 4(a)(2) thereof and Regulation D promulgated thereunder.

LandBridge expects to receive net proceeds from the offering and the concurrent private placement of approximately $236.1 million, or $270.9 million if the underwriters exercise their option to purchase additional Class A shares in full, after deducting underwriting discounts and commissions, placement agent fees and estimated expenses payable by LandBridge.

Goldman Sachs & Co. LLC and Barclays are acting as lead book-running managers for the offering. Additional book-running managers for the offering are Wells Fargo Securities, Citigroup, Piper Sandler and Raymond James. Janney Montgomery Scott, Johnson Rice & Company, Pickering Energy Partners, Texas Capital Securities, and Roberts & Ryan are acting as co-managers for the offering. Goldman Sachs & Co. LLC is also serving as placement agent for the concurrent private placement.

A registration statement relating to the Class A shares offered in the initial public offering has been filed and was declared effective by the U.S. Securities and Exchange Commission on June 27, 2024 (the “Registration Statement”). The offering of these securities is being made only by means of a prospectus that meets the requirements of Section 10 of the Securities Act of 1933, as amended. Copies of the prospectus related to these securities can be obtained from any of the following sources:

Goldman Sachs & Co. LLC

Attention: Prospectus Department

200 West Street

New York, NY 10282

Telephone:(866) 471-2526

prospectus-ny@ny.email.gs.com

Barclays Capital Inc.,

Attention: Broadridge Financial Solutions

1155 Long Island Avenue

Edgewood, NY 11717

Telephone: (888) 603-5847

barclaysprospectus@broadridge.com

The concurrent private placement is also scheduled to close on July 1, 2024, subject to the satisfaction of customary closing conditions. The closing of LandBridge’s initial public offering is not conditioned on the closing of the concurrent private placement, but the closing of the concurrent private placement is contingent and conditioned upon the closing of the initial public offering.

About LandBridge

LandBridge owns approximately 220,000 surface acres across Texas and New Mexico, located primarily in the heart of the Delaware sub-basin in the Permian Basin, the most active region for oil and natural gas exploration and development in the United States. LandBridge actively manages its land and resources to support and encourage oil and natural gas production and broader industrial development. Since its founding in 2021, LandBridge has served as one of the leading land management businesses within the Delaware Basin. LandBridge was formed by Five Point Energy LLC, a leading energy private equity firm with a successful track record of investing in and developing energy, environmental water management and sustainable infrastructure companies within the Permian Basin.

Important Information

The Registration Statement may be obtained free of charge at the SEC’s website at www.sec.gov under “LandBridge Co LLC.” This press release shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Statement Concerning Forward-Looking Statements

This press release contains forward-looking statements. Forward-looking statements include all statements that are not historical facts. The words “anticipate,” “assume,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “future,” “will,” “seek,” “foreseeable,” the negative version of these words, or similar terms and phrases are intended to identify forward-looking statements. These forward-looking statements include any statements regarding the commencement of trading of the Class A shares on the NYSE and the expected closing date of the offering and the concurrent private placement. These forward-looking statements are subject to a number of risks, uncertainties, and assumptions, including those described in the Registration Statement.

Any forward-looking statement speaks only as of the date on which it is made, and, except as required by law, LandBridge does not undertake any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise. New factors emerge from time to time, and it is not possible for LandBridge to predict all such factors. When considering these forward-looking statements, you should keep in mind the risk factors and other cautionary statements in the Registration Statement filed with the SEC in connection with LandBridge’s initial public offering. The risk factors and other factors noted in the Registration Statement could cause its actual results to differ materially from those contained in any forward-looking statement.

Contact

Daniel Yunger / Jon Morgan / Nathaniel Shahan

Kekst CNC

kekst-landbridge@kekstcnc.com

Scott McNeely

Chief Financial Officer

LandBridge Company LLC

832-703-1433

scott.mcneely@landbridgeco.com

SOURCE LandBridge Company LLC